Exhibit 10.21

First Amendment to the

OneBeacon Long-Term Incentive Plan (2007)

FIRST

                Section 3(b) is hereby replaced in its entirety with the following:

(b)                                 Type of Awards.  Awards shall be limited to the following six types: (i) “Stock Options,” (ii) “Stock Appreciation Rights,” (iii) “Restricted Stock,” (iv) “Restricted Stock Units,” (v) “Performance Shares,” and (vi) “Performance Units.”  Stock Options, which include “Incentive Stock Options” and other stock options or combinations thereof, are rights to purchase shares of Common Stock of the Company (“Shares”).  A Stock Appreciation Right is a right to receive, without payment to the Company, cash and/or Shares in lieu of the purchase of Shares under the Stock Option to which the Stock Appreciation Right relates.

SECOND

                Section 3(d)(ii) is hereby replaced in its entirety with the following:

(ii)                                  A participant to whom Stock Options, Stock Appreciation Rights, Restricted Stock Units, Performance Shares or Performance Units are granted (and any person succeeding to such participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant to thereto until the date of the issuance of a stock certificate (whether or not delivered) therefor.  Except as provided in Section 5 or 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such stock certificate is issued.

THIRD

                Section 3 is hereby amended by adding the following new subsection (e) to the end thereof:

(e)                                  Release Condition.  Except as otherwise determined by the Committee, if a participant’s employment terminates before the payment, exercise, settlement or removal of restrictions with respect to an Award, any subsequent payment, exercise, settlement or removal of restrictions shall be conditioned upon the participant signing a release provided by the

Committee as consideration for such payment, exercise, settlement or removal of restrictions.  If a participant’s employment is terminated due to a reduction in force before the payment, exercise, settlement or removal of restrictions with respect to an Award, any subsequent payment, exercise, settlement or removal of restrictions shall also be conditioned upon the participant signing any agreement and release provided to the participant at the time of the termination of employment and within the time period specified in any such agreement and release.

FOURTH

                Section 5 is hereby replaced in its entirety with the following:

5.                                      RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)                                  The Committee may grant to participants Restricted Stock and/or Restricted Stock Unit Awards.  A Restricted Stock Award shall consist of a Share issued or transferred to participants which is subject to transferability restrictions and/or a substantial risk of forfeiture.  A Restricted Stock Unit Award shall entitle a Participant to receive, without payment to the Company, an amount equal to the value of one Share, if the terms and conditions specified herein and in the Restricted Stock Unit Award agreement are satisfied.

(b)                                 Each Award of Restricted Stock shall comply with the following terms and conditions:

(i)                                     The Committee shall determine the number of Shares of Restricted Stock to be issued to a participant, up to a maximum of 500,000 Shares of Restricted Stock to a participant in one year.

(ii)                                  Shares of Restricted Stock issued may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period from the date on which the Award is granted until the Award vests in accordance with the terms established by the Committee (the “Restricted Period”).  The Company shall have the option to repurchase the Shares of Restricted Stock at such price as the Committee shall have fixed, in its sole discretion, when the Award was made, which option will be exercisable if the participant’s continuous employment with the Company or a subsidiary shall terminate for any reason, except solely by reason of an event described in Section 5(b)(iii) or (iv), prior to the expiration of the Restricted Period or the earlier lapse of the option.  Such option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made.  Certificates for Shares issued pursuant to Restricted Stock

Awards shall bear an appropriate legend referring to the foregoing option and other restrictions.  Any attempt to dispose of any such Shares in contravention of the foregoing option and other restrictions shall be null and void and without effect.  If Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the option described above, the participant to whom the Award was granted, or in the event of his death after such option becomes exercisable, his executor or administrator, shall forthwith deliver to the Secretary of the Company any certificates for the Shares awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.  If the option described above is not exercised by the Company, such option and the restriction imposed pursuant to the first sentence of this Section 5(b)(ii) shall terminate and be of no further force and effect.  Notwithstanding anything to the contrary in this Section 5(b)(ii), neither any Restricted Period nor any option shall lapse to the extent the Company or any subsidiary would be unable to take a deduction with respect to such lapse by reason of Section 162(m) of the Code.

(iii)                               If a participant who has been in the continuous employment of the Company or of a subsidiary shall:

(A)                              die or become disabled (as defined in Section 8) during the Restricted Period, the option of the Company to repurchase (and any and all other restrictions on) a pro rata portion of the Shares awarded to him under such Award shall lapse and cease to be effective as of the date on which his death or disability occurs which shall be determined as follows: (A) the number of Shares awarded under the Award multiplied by (B) a percentage, the numerator of which is equal to the number of months elapsed in the Restricted Period as of the date of death or disability (counting the month in which the death or disability occurred as a full month) and the denominator of which is equal to the number of months in the Restricted Period.

(B)                                voluntarily terminate his employment with the Company (including retirement) during the Restricted Period, the Committee may determine that all or any portion of the option to repurchase and any and all other restrictions on some or all of the Shares awarded to him under such Award, if such option and other restrictions are still in effect, shall lapse and cease to be effective as of the date on which such voluntary termination or retirement occurs.

(iv)                              In the event within 24 months after a Change in Control as defined in Section 10(a) and during the Restricted Period:

(A)                              there is a Termination Without Cause, as defined in Section 11, of the employment of a participant;

(B)                                there is a Constructive Termination, as defined in Section 12, of the employment of a participant; or

(C)                                there occurs an Adverse Change in the Plan, as defined in Section 13, in respect of a participant, then the option to repurchase (and any and all other restrictions on) all Shares awarded to him under his Award shall lapse and cease to be effective as of the date on which such event occurs.

(c)                                  Each Award of Restricted Stock Units shall comply with the following terms and conditions:

(i)                                     The Committee shall determine the target number of Restricted Stock Units to be granted to a participant.  The maximum number of Restricted Stock Units that may be earned by a participant for any single award period (“Award Period”) of one year or longer shall not exceed 500,000, reduced by the number of any Performance Share Awards granted under Section 6 for such Performance Period.

(ii)                                  Each Restricted Stock Unit will represent one Share and the value of such Share shall be credited to a notional account maintained by the Company.  At the sole discretion of the Committee, an Award Agreement may provide that each Restricted Stock Unit shall also entitle the holder to an amount equal to the value of dividends paid in respect of one Share during the period the Restricted Stock Unit is outstanding, which amount shall also be credited to the notional account.

(iii)                               Restricted Stock Units may be subject to such terms and conditions as the Committee determines appropriate, including, but not limited to, service-based vesting requirements and/or performance objectives.  Any such performance objectives (“Performance Objectives”) shall be approved by the Committee (i) while the outcome for each designated performance period (“Performance Period”) is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the Performance Objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Performance Period.  The Performance Objectives established with respect to a Restricted Stock Unit Award shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; (xxiii) economic value per Share, (xxiv) underwriting return on capital and (xxv) underwriting return on equity.  The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Performance Objectives may be calculated without regard to extraordinary items.

(iv)                              The Award Period in respect of any grant of a Restricted Stock Unit shall be such period as the Committee shall determine.  An Award Period may contain a number of separate Performance Periods as designated by the Committee.

(v)                                 Except as otherwise provided in a Restricted Stock Unit Award agreement (including in accordance with Sections 5(c)(vi) and (vii)), Restricted Stock Units shall be canceled if the participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period.

(vi)                              At the sole discretion of the Committee, a Restricted Stock Unit Award agreement may provide that, if a participant who has been in the continuous employment of the Company or of a subsidiary shall:

(A)                              die or become disabled (as defined in Section 8) during the Award Period, any and all restrictions on a pro rata portion of the Shares awarded to him under such Award shall lapse and cease to be effective as of the date on which his death or disability occurs which shall be determined as follows:

(A)                              the number of Shares awarded under the Award multiplied by (B) a percentage, the numerator of which is equal to the number of months elapsed in the Award Period as of the date of death or disability (counting the month in which the death or disability occurred as a full month) and the denominator of which is equal to the number of months in the Award Period; or

(B)                                voluntarily terminate his employment with the Company (including retirement) during the Award Period, the Committee may determine that any and all restrictions on some or all of the Shares awarded to him under such Award, if such option and other restrictions are still in effect, shall lapse and cease to be effective as of the date on which such voluntary termination or retirement occurs.

(vii)                           At the sole discretion of the Committee, a Restricted Stock Unit Award agreement may provide that, in the event within 24 months after a Change in Control as defined in Section 10(a) and during the Award Period:

(A)                              there is a Termination Without Cause, as defined in Section 11, of the employment of a participant;

(B)                                there is a Constructive Termination, as defined in Section 12, of the employment of a participant; or

(C)                                there occurs an Adverse Change in the Plan, as defined in Section 13, in respect of a participant, then any and all restrictions on all Shares awarded to him under his Award shall lapse and cease to be effective as of the date on which such event occurs.

(viii)                        As soon as practicable after the end of each Performance Period, the Committee shall determine and certify in writing the extent to which the terms and conditions of the Restricted Stock Unit have been satisfied (including, if applicable, the extent to which any applicable Performance Objectives have been achieved).

(ix)                                Unless payment is deferred in accordance with Section 21, the Committee shall cause an amount equal to the value of the Restricted Stock Units earned by the participant to be paid to him or his beneficiary no later than 2 1/2 months after the end of the Company’s fiscal year in which such Restricted Stock Units are earned.   Restricted Stock Units may be settled in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

FIFTH

                Section 6(a) is hereby replaced in its entirety with the following:

(a)                                  The Committee shall determine the target number of Performance Shares to be granted to a participant.  The maximum number of Performance Shares that may be earned by a participant for any single Award Period of one year or longer shall not exceed 500,000, reduced by the number of any Restricted Stock Unit Awards granted under Section 5 for such Award Period.  Performance Share Awards may be granted in different classes or series having different terms and conditions.

SIXTH

                Sections 6(g) and (h) are hereby replaced in their entirety with the following:

(g)                                 Except as otherwise provided in Sections 6(e) or (f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Shares, (ii) calculate the Actual Value of the Performance Share Award and (iii) shall certify in writing the foregoing.

(h)                                 Unless payment is deferred in accordance with Section 21, the Committee shall cause an amount equal to the Actual Value of the Performance Shares earned by the participant to be paid to him or his beneficiary no later than 2 1/2 months after the end of the Company’s fiscal year in which such Performance Shares are earned.  Performance Shares may be settled in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

SEVENTH

                Sections 7(f) and (g) are hereby replaced in their entirety with the following:

(f)                                    Except as otherwise provided in Sections 7(d) and (e), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Units, (ii) calculate the Earned Value of the Performance Unit Award and (iii) shall certify in writing all of the foregoing.

(g)                                 Unless payment is deferred in accordance with Section 21, the Committee shall cause an amount equal to the Earned Value of the Performance Units earned by the participant to be paid to him or his beneficiary no later than 2 1/2 months after the end of the Company’s fiscal year in which such Performance Units are earned.    Performance Units may be settled in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

EIGHTH

                A new Section 21 shall be added to the end of the Plan as follows:

21.          Deferral of Awards/Settlements and Section 409A Compliance

(a)                                  At the sole discretion of the Committee, the payment or settlement of an Award may be deferred by the Committee or the Participant in accordance with procedures adopted by the Committee.  Notwithstanding the preceding sentence, if an Award is subject to Section 409A of the Code or the deferral of such Award or settlement causes the Award to be subject to Section 409A, any such deferral must be in compliance with Section 409A of the Code (and the applicable guidance issued thereunder) and the terms of the Plan and Award agreement shall be interpreted consistent therewith.

(b)                                 Notwithstanding any provision of the Plan or any Award agreement to the contrary, each Award granted under the Plan either shall be excepted from the requirements of Section 409A of the Code or shall comply with the requirements of Section 409A of the Code, and the terms of the Plan and each Award agreement shall be interpreted consistent therewith.  An Award that is excepted from the requirements of Section 409A of the Code may not be amended or otherwise modified in such a manner that the Award becomes subject to Section 409A of the Code unless the Committee expressly provides that the amendment or modification is intended to subject the Award to the requirements of Section 409A of the Code and the amended or modified Award complies with such requirements.  An Award that is subject to the requirements of Section 409A of the Code may not be amended or otherwise modified in such a manner that the Award no longer complies with Section 409A of the Code unless the Committee expressly provides that the amendment or modification is intended to be non-compliant with Section 409A of the Code.

NINTH

The effective date of this First Amendment shall be February 26, 2008, unless provided otherwise herein.